EXHIBIT 99.1

                                  Press Release

Media Contacts:
Christopher Downie
Motient Communications
847-478-4200
chris.downie@motient.com

                Motient Announces Rescheduling of Investor's Call

LINCOLNSHIRE, IL, July 9, 2004 -- Motient Corporation (MNCP) announced today that it would postpone its pre-recorded investor's teleconference previously scheduled for Monday, July 12 for technical reasons. Motient will instead have a live investor's teleconference on Wednesday, July 14 at 10:00 AM EDT. After an initial statement, the company will hold a limited question and answer session.

To listen to this teleconference, anyone may dial (888) 225-1280, and provide the operator with conference ID # 8664586. Participants wishing to ask questions should speak with the operator. A replay of the teleconference will be available from approximately 1:00 PM EDT on Wednesday, July 14 through noon EDT on Friday, July 16. To listen to the replay, dial (800) 642-1687 and provide the operator with conference ID # 8664586.
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About Motient Corporation:

Motient Corporation owns and operates one of the nation's largest two-way wireless data networks. Motient provides a wide range of mobile and wireless Internet services principally to business to business customers and enterprises. The company is a leader in providing BlackBerry(TM) services on its network as well as on the third generation networks of Verizon Wireless and T-Mobile. Motient also provides wireless solutions to the mobile professional, transportation, field service and telemetry markets. http://www.motient.com.

Statement under the Private Securities Litigation Reform Act:

With the exception of any historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, which could cause actual results or revenues to differ materially from those contemplated by these statements.